Exhibit 99.3

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is entered into as of June 25, 2024 by and among Impact Aggregator LP, a Delaware limited partnership (“Topco LP”), Impact Upper Parent Inc., a Delaware corporation (“Topco Inc.”), and each of the Persons listed on the Schedule A attached hereto (each a “Rollover Stockholder” and collectively the “Rollover Stockholders”). Any capitalized term used herein without definition shall have the meaning ascribed to it in the Merger Agreement (as defined below).

WHEREAS, the Rollover Stockholders hold shares of common stock (the “Company Common Stock”) in Sharecare, Inc., a Delaware corporation (the “Company”);

WHEREAS, prior to the execution of this Agreement, the Company, Impact Acquiror Inc., a Delaware corporation (“Parent”), and Impact Merger Sub Inc., a Delaware corporation (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), dated as of June 21, 2024;

WHEREAS, subject to the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”), and the Company will thereupon be a direct subsidiary of Parent and an indirect subsidiary of Topco LP and Topco Inc.;

WHEREAS, in connection with the Merger, subject to the exceptions for certain shares of Company Common Stock (including the Rollover Shares (as defined below)) set forth in the Merger Agreement, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the consideration payable with respect to shares of Company Common Stock pursuant to Article IV of the Merger Agreement;

WHEREAS, immediately prior to the Effective Time (but subject to the consummation and the closing of the Merger (the “Closing”)), (i) each Rollover Stockholder desires to contribute a number of shares of Company Common Stock set forth opposite such Rollover Stockholder’s name on Annex A (the “Rollover Shares”) having a per share value equal to $1.43 (the “Per Share Merger Consideration”) and an aggregate value equal to the dollar amount set forth opposite such Rollover Stockholder’s name on Annex A (such amount, the “Rollover Value”), to Topco Inc. in exchange for a number of shares of common stock of Topco Inc. having a per share value equal to Per Share Merger Consideration and an aggregate value equal to such Rollover Value (the “Topco Stock”) and (ii) Topco Inc. desires to accept the Rollover Shares from each Rollover Stockholder and issue the Topco Stock to each Rollover Stockholder (collectively, the “Topco Inc. Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, (i) each Rollover Stockholder desires to contribute the Topco Stock received in the Topco Inc. Contribution to Topco LP in exchange for a number of Class A Units of Topco LP having a per unit value equal to the Per Share Merger Consideration and an aggregate value equal to such Rollover Stockholder’s Rollover Value (the “New Topco Units”) and (ii) Topco LP desires to accept the shares of Topco Stock from each Rollover Stockholder and issue the New Topco Units to each Rollover Stockholder (collectively, the “Topco LP Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, Topco Inc. will contribute the Rollover Shares received in the Topco Inc. Contribution to Parent (the “Parent Contribution”); and

WHEREAS, at the Closing, Topco LP, the Rollover Stockholders and certain other Persons shall enter into an amended and restated agreement of limited partnership of Topco LP.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Transactions.

(a) Topco Inc. Contribution. Immediately prior to the Effective Time (but subject to the consummation of the Closing), each Rollover Stockholder shall contribute, transfer, and assign to Topco Inc. all of his, her or its right, title, and interest in and to such Rollover Stockholder’s Rollover Shares, free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for duly authorized and validly issued, and fully paid Topco Stock issuable to such Rollover Stockholder.

(b) Topco LP Contribution. Immediately following the Topco Inc. Contribution and immediately prior to the Effective Time (but subject to the consummation of the Closing), each Rollover Stockholder shall contribute, transfer, and assign to Topco LP all of his, her or its right, title, and interest in and to the Topco Stock, free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for a number of duly authorized and validly issued, and fully paid New Topco Units having a value equal to the Rollover Value, and Topco LP shall accept the Topco Stock from each Rollover Stockholder and issue New Topco Units to each Rollover Stockholder having a value equal to such Rollover Stockholder’s Rollover Value. The closing (the “Contribution Closing”) of the Topco Inc. Contribution and the Topco LP Contribution shall take place on the Closing Date immediately prior to the Closing at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (or at the request of Topco LP, Topco Inc. or the Rollover Stockholder, by means of a virtual closing through electronic exchange of documents and signatures).

(c) Topco LP Agreement. Prior to the Contribution Closing, Topco LP and the Rollover Stockholders shall negotiate in good faith and enter into (or, following the Aggregator Contributions, cause Aggregator to enter into) the amended and restated agreement of limited partnership of Topco LP in form and substance reasonably acceptable to Topco LP and the Rollover Stockholders, which agreement shall reflect the terms as set forth on Annex B hereto (the “Topco LP Agreement”). Topco LP will cause the New Topco Units issued to each Rollover Stockholder to be the same class of units and at the same price per unit as the equity investments made by affiliates of Altaris, LLC at Closing to finance the transactions contemplated by the Merger Agreement.

2. Representations and Warranties of Topco LP. Topco LP hereby represents and warrants to each of the Rollover Stockholders as follows:

(a) Topco LP is a limited partnership duly organized, existing and in good standing, under the Laws of the State of Delaware.

(b) As of the date hereof, there are 1,000 Class A Units of Topco LP issued and outstanding, all of which are owned by Altaris Health Partners V-A, L.P., and no other securities of Topco LP are issued and outstanding. The New Topco Units issued to each Rollover Stockholder shall be the same class of units and at the same price per unit (which price per unit will be equal to the Per Share Merger Consideration) as the equity investments in Class A Units made by the other parties to the Topco LP Agreement at Closing to finance the transactions contemplated by the Merger Agreement.

(c) Topco LP has full limited partnership power and authority to enter into and perform this Agreement and the transactions contemplated hereby, including the Topco LP Contribution. The execution, delivery and performance of this Agreement by Topco LP has been duly and validly approved by Topco LP. This Agreement has been duly executed and delivered by Topco LP and constitutes a legal, valid and binding agreement of Topco LP, enforceable against Topco LP in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(d) When issued and delivered in accordance with the terms of this Agreement, the New Topco Units will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under the Topco LP Agreement and applicable federal and state securities Laws.

(e) At the Contribution Closing, Topco LP will have an adequate amount of authorized equity interests to effect the issuance of the New Topco Units in accordance with the terms of this Agreement and the Topco LP Agreement. At the Contribution Closing, all outstanding units of Topco LP, including the New Topco Units, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Revised Uniform Limited Partnership Act of the State of Delaware, the certificate of limited partnership of Topco LP or any contract to which Topco LP is otherwise bound.

(f) As of the date of this Agreement, Topco LP has no assets (including any equity or other interest in any Person other than Topco LP’s equity interests in Parent), liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

(g) Except as contemplated by the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee, the rollover agreement by and among Topco LP, Topco Inc. and Jeff Arnold or any other Rollover Agreement (as defined in the Merger Agreement) (each an “Other Rollover Agreement”), this Agreement (including the terms set forth in Annex B), any additional agreement entered into by Parent and its Affiliates with any other Person with respect to the issuance of Class A Units or Class B or Class B-1 Units of Topco LP, or as otherwise agreed to by the parties hereto, at and immediately after the Contribution Closing, there shall be no (i) options, warrants, or other rights to acquire share capital of Parent and Topco LP, (ii) no outstanding securities exchangeable for or convertible into share capital of Parent and Topco LP and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities.

3. Representations and Warranties of Topco Inc. Topco Inc. hereby represents and warrants to each of the Rollover Stockholders as follows:

(a) Topco Inc. is a corporation duly organized, existing and in good standing, under the Laws of the State of Delaware. Topco Inc. is a wholly-owned subsidiary of Topco LP.

(b) Topco Inc. has full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, including the Topco Inc. Contribution and the Parent Contribution. The execution, delivery and performance of this Agreement by Topco Inc. has been duly and validly approved by Topco Inc. This Agreement has been duly executed and delivered by Topco Inc. and constitutes a legal, valid and binding agreement of Topco Inc., enforceable against Topco Inc. in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(c) When issued and delivered in accordance with the terms of this Agreement, the Topco Stock will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under applicable federal and state securities Laws.

(d) At the Contribution Closing, Topco Inc. will have an adequate amount of authorized equity interests to effect the issuance of the Topco Stock in accordance with the terms of this Agreement. At the Contribution Closing, all outstanding shares of Topco Inc., including the Topco Stock, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of Topco Inc. or any contract to which Topco Inc. is otherwise bound.

(e) As of the date of this Agreement, Topco Inc. has no assets (including any equity or other interest in any Person other than Topco Inc.’s equity interests in Topco LP), liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

(f) Except as contemplated by the Merger Agreement, the Limited Guarantee, the Equity Commitment Letter, other Rollover Agreements, any additional agreement entered into by Parent and its Affiliates with any other Person with respect to the issuance of Class A Units or Class B or Class B-1 Units of Topco LP, or as otherwise agreed to by the parties hereto, at and immediately after the Contribution Closing, there shall be no (i) options, warrants, or other rights to acquire share capital of Parent, Topco Inc. or Topco LP, and (ii) no outstanding securities exchangeable for or convertible into share capital of Parent, Topco Inc. or Topco LP.

4. Representations and Warranties of the Rollover Stockholder. Each Rollover Stockholder hereby represents and warrants, severally and not jointly, to Topco LP and Topco Inc. as follows:

(a) The Rollover Stockholder (i) has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and (ii) if the Rollover Stockholder is not a natural person, the execution, delivery and performance of this Agreement by the Rollover Stockholder has been duly and validly approved. This Agreement has been duly executed and delivered by the Rollover Stockholder and constitutes a legal, valid and binding agreement of the Rollover Stockholder, enforceable against the Rollover Stockholder in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(b) As of immediately prior to the Contribution Closing, the Rollover Stockholder will be the record and beneficial owner of the Rollover Shares, free and clear of any and all Liens other than restrictions under applicable federal and state securities Laws. Upon the closing of the Topco Inc. Contribution as contemplated hereunder, Topco LP will acquire good title to such Rollover Shares, free and clear of all Liens other than restrictions under applicable federal and state securities law.

(c) The Rollover Stockholder represents that he, she or it is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act. The Rollover Stockholder has had an opportunity to fully evaluate an investment in the New Topco Units, is in a financial position to hold the New Topco Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the Rollover Stockholder’s investment in the New Topco Units.

(d) The New Topco Units to be received by the Rollover Stockholder at the Contribution Closing pursuant to the terms of this Agreement will be acquired by he, she or it for investment only for his, her or its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities Laws. The Rollover Stockholder has no current intention of selling, granting participation in or otherwise distributing the New Topco Units in violation of applicable U.S. federal or state or foreign securities Laws.

(e) The Rollover Stockholder understands that the offer and sale of the New Topco Units and the Topco Stock, as applicable, have not been registered under the Securities Act or any applicable U.S. state or foreign securities Laws, and that the New Topco Units and the Topco Stock, as applicable, are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Rollover Stockholder’s representations as expressed herein.

(f) The Rollover Stockholder understands that there will be substantial restrictions on the transferability of the New Topco Units and that on the date of the Closing and for an indefinite period thereafter there will be no public market for the New Topco Units and, accordingly, the Rollover Stockholder will not be able to transfer the New Topco Units in case of emergency, if at all (except as permitted by the Topco LP Agreement). In addition, the Rollover Stockholder understands that the Topco LP Agreement will contain restrictions on the transferability of the New Topco Units and will provide that, in the event that the conditions relating to the transfer of any New Topco Units in such document have not been satisfied, the Rollover Stockholder will not be able to transfer any such New Topco Units, and unless otherwise specified, Topco LP will not recognize the transfer of any such New Topco Units on its books and records or issue any certificates representing any such New Topco Units, and any purported transfer not in accordance with the terms of the Topco LP Agreement shall be void. As such, the Rollover Stockholder understands that any certificates representing New Topco Units will bear legends restricting the transfer thereof.

5. Conditions to Obligations of Topco LP, Topco, Inc. and the Rollover Stockholders.

(a) The obligations of Topco Inc. to issue the Topco Stock to each Rollover Stockholder are subject to the satisfaction or waiver by Topco Inc. of the following conditions: (i) the representations and warranties of such Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) such Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by such Rollover Stockholder under this Agreement at or prior to the Contribution Closing in all material respects.

(b) The obligations of Topco LP to issue the New Topco Units to each Rollover Stockholder are subject to the satisfaction or waiver by Topco LP of the following conditions: (i) the representations and warranties of such Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) such Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by such Rollover Stockholder under this Agreement at or prior to the Contribution Closing in all material respects.

(c) The obligations of each Rollover Stockholder to contribute its Rollover Shares are subject to the satisfaction or waiver by such Rollover Stockholder of the following conditions: (i) receipt of the Required Company Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) the representations and warranties of Topco LP and Topco Inc. contained in Section 2 and Section 3 of this Agreement, as applicable, shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (iii) Topco LP and Topco Inc. shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by Topco LP and Topco Inc. under this Agreement at or prior to the Contribution Closing in all material respects.

(e) The obligations of the Rollover Stockholders under this Agreement shall be subject to the New Topco Units being the same class of units and at the same price per unit as the equity investments made by the other parties to the Topco LP Agreement at Closing to finance the transactions contemplated by the Merger Agreement.

(f) No later than one (1) Business Day prior to the Contribution Closing, each Rollover Stockholder shall deliver to Topco Inc. any Certificates representing his, her or its Rollover Shares for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Topco Inc. or any agent authorized by Topco Inc. until the Contribution Closing. To the extent that any Rollover Shares of a Rollover Stockholder are held in street name, book entry or otherwise, such Rollover Stockholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Topco Inc. to reflect or give effect to the contribution of such Rollover Shares in accordance with this Agreement.

(g) Each Rollover Stockholder agrees and covenants that it shall promptly notify Topco LP and Topco Inc. of any new equity securities of the Company with respect to which beneficial ownership is acquired by it (to the extent permitted under the Merger Agreement or any other contract or agreement with respect to the Merger), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof.

6. Covenants. Each Rollover Stockholder hereby covenants, severally and not jointly, to Topco LP and Topco Inc. as follows:

(a) Sections 6.1(c), 6.1(e), 6.3(c) and 8.2(d) of the Merger Agreement shall be incorporated herein by reference, mutatis mutandis, and shall be performed by each Rollover Stockholder as if such Rollover Stockholder was a party to the Merger Agreement; provided, however, that the Rollover Stockholder shall be deemed to be a Related Party of Parent for purposes of Section 8.2(d) of the Merger Agreement. The execution and delivery of this Agreement by the Rollover Stockholders nor the consummation of the transactions contemplated hereby will require any filing with, consent under or notice to any Person under Antitrust Laws or other applicable Law.

(b) After the date of this Agreement until the termination of this Agreement, the Rollover Stockholder shall not, directly or indirectly, knowingly take, or cause or instruct any other Person to take, any action or enter into any agreement that would result in a breach of Section 6.2 of the Merger Agreement. Each Rollover Stockholder further agrees to promptly provide the Company and Parent any information that the Company or Parent may reasonably require to make required filings under Sections 6.6(a) and 6.5(a) of the Merger Agreement.

(c) The Rollover Stockholder shall vote or cause to be voted any Shares beneficially owned by the Rollover Stockholder or with respect to which the Rollover Stockholder has the power to cause to be voted, in accordance with the Special Committee’s public recommendation, from time to time, with respect to all matters related to the Merger Agreement, including the Merger and any other transactions contemplated hereby, at the Company Stockholders Meeting or any other meeting of stockholders of the Company, at which such matters shall be submitted for consideration and at all adjournments, recesses or postponements thereof.

(d) The Rollover Stockholder hereby authorizes the Company and Parent to publish and disclose in any public announcement or document any information regarding the Rollover Stockholder’s identity, ownership of the Rollover Shares, the terms of the transactions contemplated by this Agreement and/or any post-Closing arrangements that the Company or Parent reasonably determines is required to be disclosed under the Exchange Act or other applicable Law in connection with the Merger and the other transactions contemplated by the Merger Agreement; provided, that if a Rollover Stockholder is identified by name in such announcement or document, the Company or Parent has provided such Rollover Stockholder and his, her or its counsel with a reasonable opportunity to review and comment on the announcement or document and consider in good faith all reasonable additions, deletions or changes suggested thereto. The Rollover Stockholder agrees to promptly (i) give to the Company and Parent any information that the Company or Parent may reasonably require for the preparation of any such announcement or document, including any 13E-3 filing or information required with respect to the Proxy Statement, which information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, and (ii) notify the Company and Parent of any required corrections with respect to any such information.

(e) After the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time, the Rollover Stockholders will (i) not pledge or encumber the Rollover Shares, or otherwise subject such Rollover Shares to any Liens (other than transfer restrictions imposed by federal and state securities Laws and in the organizational documents of the Company), (ii) directly or indirectly sell, assign, hypothecate or otherwise transfer (by operation of law or otherwise, including by way of any derivative transaction) any Rollover Shares or (iii) enter into any a voting agreement or arrangement (other than this Agreement) with respect to such Rollover Shares or grant any proxy or power of attorney with respect to such Rollover Shares; provided, that, each Rollover Stockholder may transfer his, her or its Rollover Shares (and any and all rights relating to such Rollover Shares) to Aggregator pursuant to Section 13 below.

7. Miscellaneous. This Agreement shall be subject to the provisions set forth, mutatis mutandis, in Sections 9.2 (Modification or Amendment), 9.3 (Waiver), 9.4 (Counterparts), 9.5 (Governing Law and Venue; Waiver of Jury Trial; Specific Performance), 9.7 (Entire Agreement), 9.11 (Severability) and 9.12 (Interpretation; Construction) of the Merger Agreement. Notwithstanding anything to the contrary herein, the parties hereto expressly agree that the Company shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the parties set forth in Section 6 of this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company (which consent shall have been approved by the Special Committee).

8. Tax Treatment. The parties to this Agreement intend that for U.S. federal and applicable state and local income tax purposes, (i) the Topco Inc. Contribution, together with certain cash contributions made by Topco LP to Topco Inc. in connection with the transactions contemplated by this Agreement and the Merger Agreement, shall constitute a single integrated transaction that qualifies under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the Topco LP Contribution shall be treated as a transaction described under Section 721(a) of the Code (the “Intended Tax Treatment”). The parties to this Agreement agree to report such transactions for U.S. federal and applicable state and local income tax purposes or any action in accordance with, and will not take any position for tax purposes inconsistent with, the Intended Tax Treatment, unless required by applicable law.

9. Irrevocability; Termination. Each party hereto acknowledges and agrees that it shall not terminate or rescind this Agreement without the prior written consent of Topco LP. This Agreement shall automatically terminate and be of no further force or effect immediately upon the earlier of (i) the valid termination of the Merger Agreement for any reason by any of the parties thereto in accordance with its terms and conditions and (ii) the Effective Time. In the event of any termination of this Agreement as provided in this Section 9, this Agreement shall forthwith become wholly void ab initio and of no further force or effect and there shall be no liability on the part of any parties hereto or their respective officers or directors. In the event the Closing does not occur immediately following the Topco Inc. Contribution, Topco LP Contribution or Parent Contribution in accordance with the terms of this Agreement, the Topco Inc. Contribution, Topco LP Contribution or Parent Contribution shall be null and void and the parties shall cooperate and take all such actions as are necessary to unwind the transactions that were consummated in connection with the Topco Inc. Contribution, Topco LP Contribution or Parent.

10. Incorporation of Recitals. The Recitals set forth above are hereby incorporated into this Agreement and shall be deemed binding provisions hereof.

11. Expenses. Each party hereto shall bear his, her or its own expenses incurred in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, in the event the Closing occurs, Topco LP or Topco Inc. shall bear up to $2.0 million in out-of-pocket expenses for Claritas Capital, LLC or its Affiliates that relate to this Agreement and the transactions contemplated hereby, the evaluation by the Rollover Stockholders or their Affiliates prior to the date of this Agreement of a transaction involving the Company or the transactions contemplated by the Merger Agreement, including, without limitation, the reasonable fees, expenses and disbursements of counsel, accountants, consultants and other advisors retained by Claritas Capital, LLC or its Affiliates (collectively, the “Rolling Stockholders Expenses”). In the event of a termination of the Merger Agreement in which a Company Termination Fee or any other amount, either as an expense reimbursement, damages or otherwise, is actually paid to Parent or Merger Sub, Topco LP and Topco Inc. shall cause Parent or Merger Sub, as the case may be, to pay (or cause to be paid) all of the Rolling Stockholders Expenses (up to $2.0 million) from such expense reimbursement or damages.

12. No Partnership. Except as expressly contemplated herein, nothing in this Agreement is intended to, and this Agreement shall not, create a partnership between the parties hereto. Accordingly, (i) the rights, obligations and duties of each party hereto in relation to the other parties with respect to the subject matter of this Agreement shall be only those contractual rights, obligations and duties that are created by the express terms of this Agreement and shall not include any fiduciary or other implied rights, obligations or duties of any kind, and (ii) no party hereto shall be authorized to act on behalf of the other parties except as otherwise expressly provided by the terms of this Agreement.

13. Aggregator Contributions. Prior to the Topco Inc. Contribution, each Rollover Stockholder will contribute his, her or its shares of Company Common Stock to an entity to be formed by Claritas Capital, LLC solely for the purposes of this transaction (“Aggregator”), in exchange for equity interests of Aggregator (the “Aggregator Contributions”). The Rollover Stockholders will provide Topco Inc. and Topco LP and their counsel with copies of all documentation to be executed in connection with the Aggregator Contributions, and shall consider in good faith all reasonable additions, deletions or changes suggested thereto. Aggregator shall be solely controlled by Claritas Capital, LLC or an entity that is solely controlled by Claritas Capital, LLC. Upon its formation and prior to the Aggregator Contributions, Aggregator shall execute a joinder to this Agreement pursuant to which Aggregator shall agree to be bound by all covenants, representations and warranties as a “Rollover Stockholder” hereunder with respect to all Rollover Shares contributed to it. Following the Aggregator Contributions, Aggregator shall have beneficial ownership over all shares of Company Common Stock contributed to it by the Rollover Stockholders. After the consummation of the Aggregator Contributions, references to any Rollover Stockholder herein shall be deemed to be references to Aggregator for purposes of Section 1(a) and 1(b) hereof, and such provisions shall apply to Aggregator mutatis mutantis. For avoidance of doubt, the Aggregator Contributions are being made as a matter of convenience and are not a condition to the Rollover Stockholders’ obligations hereunder. If the Aggregator Contributions do not occur prior to the Topco Inc. Contribution, each Rollover Stockholder and Aggregator shall use reasonable best efforts to cause any New Topco Units held by Rollover Stockholders (other than Aggregator) to be contributed to Aggregator as promptly as practicable after the Closing.

14. Confidentiality. Each of the parties hereto agrees to, and agrees to cause its controlled Affiliates to, keep confidential all nonpublic information in their possession regarding Topco Inc., Topco LP, each Rollover Stockholder or any of their respective Affiliates with respect to the transactions contemplated by this Agreement or the Merger Agreement (“Confidential Information”); provided, however, that such Persons shall not be required to maintain as confidential any Confidential Information that (i) becomes generally available to the public other than as a result of disclosure in violation of this Section 14 by (a) such Person or any of its Representatives or (b) to the knowledge of such Person and its controlled Affiliates, by any other Person in violation of an obligation or duty of confidentiality, (ii) is received by such Person or its controlled Affiliates after the date hereof from a third party who, to the knowledge of such Person or its applicable Affiliates, is not under an obligation of confidentiality or is not otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation, (iii) was or is independently developed by or on behalf of such Person or its controlled Affiliates without use of or reference to any Confidential Information, (iv) such Person is required pursuant to the terms of a valid order or request issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction or pursuant to any other requirement of applicable Law; and (v) is required to be disclosed or provided to Parent, or the Company or any Governmental Authority in accordance with the terms of the Merger Agreement or Section 6 hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

TOPCO LP:

IMPACT AGGREGATOR, LP

By: Altaris Health Partners V, L.P., its general partner
By: AHP V GP, L.P., its general partner
By: Altaris Partners, LLC, its general partner

/s/ George E. Aitken-Davies
Name: George E. Aitken-Davies
Title: Manager

TOPCO INC:

IMPACT UPPER PARENT, INC.

/s/ Nicholas Fulco
Name: Nicholas Fulco
Title: President

Address:

c/o Altaris, LLC
10 East 53rd Street, 31st Floor
New York, NY 10022
Attention: Nicholas Fulco
Email: Nicholas.fulco@altariscap.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: David Feirstein, P.C.
William Lay
Email:	david.feirstein@kirkland.com;
william.lay@kirkland.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Capital Fund IV, LP
By: Claritas Capital EGF – IV Partners, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com;
Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Dozoretz Partners, LLC
By: Claritas Capital SLP – V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com;
Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Irby, LLC
By: Claritas Capital SLP – V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com;
Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Opportunity Fund 2013, LP
By: Claritas Capital EGF – V Partners, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com;
Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Opportunity Fund II, LP
By: Claritas Opportunity Fund Partners II, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital 30 Burton Hills Blvd, Suite 500
Nashville, TN 37215 with a copy (which shall not constitute notice) to:

Ropes & Gray LLP 1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare CN Partners, LLC

By: Claritas Capital SLP – V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital 30 Burton Hills Blvd, Suite 500
Nashville, TN 37215 with a copy (which shall not constitute notice) to:

Ropes & Gray LLP 1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Opportunity Fund IV, L.P.
By: CC Partners IV, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Cornerstone Fund, LP
By: CC Partners IV, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare 2018 Notes, LLC
By: CC SLP V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare Notes, LLC
By: CC SLP V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare 2019 Notes, LLC
By: CC SLP V, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Opportunity Fund V, LP
By: CC Partners V, LLC, its General Partner

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas SC Bactes Partners, LLC
By: Claritas SCB SLP, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas SC Partners, LLC
By: Claritas SC-SLP, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare F3 LLC
By: Claritas Capital, LLC, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare-CS Partners, LLC
By: CC SLP IV, GP, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Partner

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Frist Partners, LLC
By: CC Partners IV, LLC, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharp Partners, LLC
By: Claritas Capital, LLC, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Jackie Cohen; Carolyn Vardi
Email: Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Sharecare Partners, LLC
By: Claritas Capital EGF – IV Partners, LLC, its Managing Member

/s/ John H. Chadwick
Name:
Title:

Address:

C/O Claritas Capital 30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP 1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com;
Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Irby Partners II, LLC
By: Claritas Capital, LLC, its Managing Member

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Managing Member

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Claritas Capital Management Services, Inc.

/s/ John H. Chadwick
Name: John H. Chadwick
Title: Chief Executive Officer

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

John H. Chadwick

/s/ John H. Chadwick
Name: John H. Chadwick

Address:

C/O Claritas Capital
30 Burton Hills Blvd, Suite 500
Nashville, TN 37215

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jackie Cohen; Carolyn Vardi
Email:	Jackie.Cohen@ropesgray.com; Carolyn.Vardi@ropesgray.com

ANNEX A

Rollover Stockholder	Value of Rollover Shares and Value of New Topco Units	Number of Rollover Shares to be Contributed
Claritas Capital Fund IV, LP	$1,131,311.61	791,127 shares of Company Common Stock
Claritas Dozoretz Partners, LLC	$1,076,665.59	752,913 shares of Company Common Stock
Claritas Irby, LLC	$399,185.93	279,151 shares of Company Common Stock
Claritas Opportunity Fund 2013, LP	$2,660,166.08	1,860,256 shares of Company Common Stock
Claritas Opportunity Fund II, LP	$1,131,311.61	791,127 shares of Company Common Stock
Claritas Sharecare CN Partners, LLC	$12,083,417.06	8,449,942 shares of Company Common Stock
Claritas Opportunity Fund IV, L.P.	$5,684,231.41	3,974,987 shares of Company Common Stock
Claritas Cornerstone Fund, LP	$1,914,954.47	1,339,129 shares of Company Common Stock
Claritas Sharecare 2018 Notes, LLC	$1,505,652.72	1,052,904 shares of Company Common Stock
Claritas Sharecare Notes, LLC	$4,089,222.28	2,859,596 shares of Company Common Stock
Claritas Sharecare 2019 Notes LLC	$2,014,632.62	1,408,834 shares of Company Common Stock
Claritas Opportunity Fund V, LP	$2,625,381.33	1,835,931 shares of Company Common Stock
Claritas SC Bactes Partners, LLC	$668,120.31	467,217 shares of Company Common Stock
Claritas SC Partners, LLC	$616,979.22	431,454 shares of Company Common Stock
Claritas Sharecare F3 LLC	$99,447.92	69,544 shares of Company Common Stock
Claritas Sharecare-CS Partners, LLC	$4,779,007.09	3,341,963 shares of Company Common Stock
Claritas Frist Partners, LLC	$6,768,380.19	4,733,133 shares of Company Common Stock
Claritas Sharp Partners, LLC	$2,356,160.95	1,647,665 shares of Company Common Stock
Claritas Sharecare Partners, LLC	$696,438.60	487,020 shares of Company Common Stock
Claritas Irby Partners II, LLC	$169,261.95	118,365 shares of Company Common Stock
Claritas Capital Management Services, Inc.	$236,294.63	165,241 shares of Company Common Stock[1]
John H. Chadwick	$454,736.71	317,997 shares of Company Common Stock

[1]	Consists of 165,241 shares held in a managed account for which Claritas Capital Management Services, Inc. has voting and investment power.